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                               KIRKLAND & ELLIS
               PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                            200 East Randolph Drive                 Exhibit 8.1
                            Chicago, Illinois 60601                 -----------

To Call Writer Direct:           312 861-2000                       Facsimile:
    312 861-2000                                                   312 861-2200


                               September 23, 1997


The Petersen Companies, Inc.
6420 Wilshire Boulevard
Los Angeles, California  90048


          In connection with The Petersen Companies, Inc.'s initial public offering of up to 7,187,500 shares of its Class A Common Stock, par value $0.01 per share, you have requested our opinion concerning certain statements set forth in the Registration Statement on Form S-1 (Registration No. 333-33111) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (as of its effective date, the "Registration Statement").

          Based on the foregoing and subject to the further qualifications set forth in the Registration Statement and herein, under the law in effect on the date hereof, we are of the opinions ascribed to us in the Registration Statement under the caption "Federal Income Tax Consequences to Non-United States Holders."

          The opinions set forth therein are based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities.

          In conclusion, we should note that unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinions stated in the Registration Statement will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any federal income tax matter other than that discussed therein.

                               Very Truly Yours,

                               /s/ Kirkland & Ellis

                               Kirkland & Ellis